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                        ERP OPERATING LIMITED PARTNERSHIP
                             CONSOLIDATED HISTORICAL
      EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS RATIO

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                                                                                         HISTORICAL
                                                              -------------------------------------------------------------------
                                                                6/30/99          6/30/98           12/31/98          12/31/97
                                                              -------------------------------------------------------------------
                                                                                      (Amounts in thousands)
REVENUES
  Rental income                                             $      819,178  $       571,370  $       1,293,560  $       707,733
  Fee income - outside managed                                       2,414            2,790              5,622            5,697
  Interest income - investment in mortgage notes                     5,644           10,221             18,564           20,366
  Interest and other income                                         11,323            9,010             19,703           13,525
                                                              -------------    -------------    ---------------    -------------
     Total revenues                                                838,559          593,391          1,337,449          747,321
                                                              -------------    -------------    ---------------    -------------

EXPENSES
  Property and maintenance                                         196,865          137,910            326,567          176,075
  Real estate taxes and insurance                                   84,515           56,484            126,009           69,520
  Property management                                               27,973           25,110             52,705           26,793
  Property management - non-recurring                                    -                -                  -                -
  Fee and asset management                                           1,624            2,240              4,207            3,364
  Depreciation                                                     197,134          131,910            301,869          156,644
  Interest:
     Expense incurred                                              158,499          105,651            246,585          121,324
     Amortization of deferred financing costs                        1,661            1,275              2,757            2,523
  General and administrative                                        10,914           10,271             21,718           15,064
                                                              -------------    -------------    ---------------    -------------
     Total expenses                                                679,185          470,851          1,082,417          571,307
                                                              -------------    -------------    ---------------    -------------
Income (loss) before extraordinary items                    $      159,374  $       122,540  $         255,032  $       176,014
                                                              -------------    -------------    ---------------    -------------
                                                              -------------    -------------    ---------------    -------------

Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                       $      158,499  $       105,651  $         246,585  $       121,324
   Amortization of deferred financing costs                          1,661            1,275              2,757            2,523
   Preferred distributions                                          57,243           43,384             92,917           59,012    -
                                                              -------------    -------------    ---------------    -------------

TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                              $      217,403  $       150,310  $         342,259  $       182,859
                                                              -------------    -------------    ---------------    -------------
                                                              -------------    -------------    ---------------    -------------

EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                              $      319,534  $       229,466  $         504,374  $       299,861
                                                              -------------    -------------    ---------------    -------------
                                                              -------------    -------------    ---------------    -------------

FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS                      $      516,668  $       361,376  $         806,243  $       456,505
                                                              -------------    -------------    ---------------    -------------
                                                              -------------    -------------    ---------------    -------------

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                       1.47             1.53               1.47             1.64
                                                              -------------    -------------    ---------------    -------------
                                                              -------------    -------------    ---------------    -------------

RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                               2.38             2.40               2.36             2.50
                                                              -------------    -------------    ---------------    -------------
                                                              -------------    -------------    ---------------    -------------







                                                                              HISTORICAL
                                                           ----------------------------------------------
                                                               12/31/96       12/31/95        12/31/94
                                                           ----------------------------------------------
                                                                        (Amounts in thousands)
REVENUES
  Rental income                                            $      454,412  $     373,919  $      220,727
  Fee income - outside managed                                      6,749          7,030           4,739
  Interest income - investment in mortgage notes                   12,819          4,862               -
  Interest and other income                                         4,405          4,573           5,568
                                                             -------------  -------------   -------------
     Total revenues                                               478,385        390,384         231,034
                                                             -------------  -------------   -------------

EXPENSES
  Property and maintenance                                        127,172        112,186          66,534
  Real estate taxes and insurance                                  44,128         37,002          23,028
  Property management                                              17,512         15,213          10,249
  Property management - non-recurring                                   -              -             879
  Fee and asset management                                          3,837          3,887           2,056
  Depreciation                                                     93,253         72,410          37,273
  Interest:
     Expense incurred                                              81,351         78,375          37,044
     Amortization of deferred financing costs                       4,242          3,444           1,930
  General and administrative                                        9,857          8,129           6,053
                                                             -------------  -------------   -------------

     Total expenses                                               381,352        330,646         185,046
                                                             -------------  -------------   -------------

Income (loss) before extraordinary items                   $       97,033  $      59,738  $       45,988
                                                             -------------  -------------   -------------
                                                             -------------  -------------   -------------

Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                      $       81,351  $      78,375  $       37,044
   Amortization of deferred financing costs                         4,242          3,444           1,930
   Preferred distributions                                         29,015         10,109
                                                             -------------  -------------   -------------

TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                             $      114,608  $      91,928  $       38,974
                                                             -------------  -------------   -------------
                                                             -------------  -------------   -------------

EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                             $      182,626  $     141,557  $       84,962
                                                             -------------  -------------   -------------
                                                             -------------  -------------   -------------

FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS                     $      275,879  $     213,967  $      123,114
                                                             -------------  -------------   -------------
                                                             -------------  -------------   -------------

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                      1.59           1.54            2.18
                                                             -------------  -------------   -------------
                                                             -------------  -------------   -------------

RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                              2.41           2.33            3.16
                                                             -------------  -------------   -------------
                                                             -------------  -------------   -------------
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